Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

MOVEIX INC.

(the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Brandon Dawson has consented to act as the new Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Brandon Dawson shall act as the new Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

Effective date: July 2, 2021

/s/ David Lazar

David Lazar

/s/ Brandon Dawson

Brandon Dawson